AMENDMENT TO GROUND LEASE AGREEMENT

This AMENDMENT TO GROUND LEASE AGREEMENT (this "Amendment") is made as of this 9th day of June, 2022 (“Effective Date”), between RIDGEWAY PROPERTIES I, LLC, a New York limited liability company, with offices c/o Conductor Property Management, LLC, 1010 Lee Road, Rochester, NY 14606 ("Lessor") and LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation, 100 Latona Road, Suite 350, Rochester, New York 14652 ("Lessee").

WHEREAS:
A.Lessor leased, demised, and let to Lessee the Land, together with the: (i) non-exclusive right to discharge stormwater to Lessor’s Detention Ponds; (ii) non-exclusive use of the Lessor Easements; and (iii) use of additional rights, privileges, easements and access rights ancillary to the Land as more particularly described in Lessee’s Agreements (the Land, Lessor’s Detention Ponds, the Lessor Easements, and Lessee’s Agreements being collectively, the “Premises”), pursuant to the terms of that certain Ground Lease Agreement dated as of August 3, 2021 (the “Lease”), a memorandum of which was recorded in the Monroe County Clerk’s Office on August 31, 2021 in Book 12551 of Deeds, Page 312.

B.Lessor and Lessee wish to amend the terms of the Lease for purposes of, among other things, (a) permitting certain lease and leaseback arrangements that may be entered into by Lessee in connection with the financing of the project that will occur at the Premises; (b) providing that Lessee (rather than Lessor) shall have the option to demolish the Buildings upon termination of the Lease; (c) inserting a new legal description and map of the Premises; (d) inserting an updated list of required Lessee’s Agreements; (e) confirming the Term Commencement Date and the Expiration Date; and (f) updating Lessee’s address in the Notice provision.

    NOW THEREFORE, in consideration of the mutual covenants expressed herein and in the Lease, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
1.As of the Effective Date, the Lease is hereby amended as follows:

(a)References to “a portion of all of the real property with a tax identification number 089.04-1-3.22” and “all of the real property with a tax identification number of 089.04-1-3.21” shall be deleted in their entirety and replaced with the following: “all of the real property with a tax identification number of 089.04-1-3.211”.
(b)“Exhibit A” attached to the Lease is hereby deleted in its entirety and replaced with the new “Exhibit A” attached hereto The Land shall be “Lot 2” as identified thereon.

(c)“Exhibit A-1” attached to the Lease is hereby deleted in its entirety and replaced with the new “Exhibit A-1” attached hereto.

(d)“Exhibit A-2” attached to the Lease is hereby deleted in its entirety and replaced with the new “Exhibit A-2” attached hereto.

(e)In Section 1 (Term; Delivery Condition; Lessee Access Prior to Term Commencement Date), subsection “(A)” is amended, in part, as follows:

        “The “Original Term” of this Lease shall commence on April 1, 2022 (“Term Commencement Date”). The Original Term shall continue thereafter until March 31, 2042 (the “Expiration Date”), subject to earlier termination as provided herein.”

(f)In Section 11 (Assignment and Subletting), the following new subsections “(D)” and “(E)” shall be inserted:

    “(D)    Notwithstanding any limitations, restrictions, Lessor consent, or notice requirements in this Lease, in Lessee’s sole and absolute discretion, Lessee shall have the right to seek financial assistance from the County of Monroe Industrial Development Agency (“COMIDA”) and, in connection with such financial assistance and without the prior consent of Lessor, to enter into one or more lease agreements with COMIDA pursuant to which Lessee would lease to COMIDA and lease back from COMIDA Lessee’s leasehold interest arising under this Lease. Notwithstanding such lease and leaseback agreements, Lessee shall remain responsible for all obligations of Lessee under this Lease.

    (E)    Anything to the contrary in this Lease notwithstanding, in connection with financing the development of and improvements to the Premises, in Lessee’s sole and absolute discretion and without Lessor’s prior consent, Lessee may enter into one or more lease agreements with one or more third-parties pursuant to which Lessee would lease and leaseback Lessee’s leasehold interest arising under this Lease. Notwithstanding such lease and leaseback agreements, Lessee shall remain responsible for all obligations of Lessee under this Lease.”

(g)As to Section 14 (Leasehold Mortgage), Lessor hereby expressly acknowledges that this Amendment constitutes receipt of written notice of Lessee’s transactions described in Section 11(D) and 11(E) added to Section 11 of the Lease by this Amendment.

(h)Section 15 (Surrender Upon Termination) is hereby deleted in its entirety and replaced with the following:

“Lessee shall, on the expiration or earlier termination of the Lease Term, surrender to Lessor the Land free of all claims, liens, and encumbrances, leases, tenancies and rights of occupancy of all parties and in substantially the same condition and repair as the same were in at the Commencement Date, reasonable wear and tear excepted. Upon termination and surrender to Lessor, Lessee shall remove all of Lessee’s FF&E, including anything within the envelope of the Buildings, demolish the Buildings (if so elected by Lessee in Lessee’s sole discretion), and decommission the Buildings if required by applicable Laws. If Lessee elects not to demolish the Buildings upon Lessee vacating the Premises, Lessee shall: (i) deliver to Lessor the Buildings in a safe, “broom clean” and sanitary condition and in compliance with Laws; and (ii) deliver to Lessor all keys, parking, and access cards to the Land and the

Buildings; and (iii) remove all signage placed on the Premises. Thereafter, the Buildings shall become the property of Lessor.”

(i)In Section 23 (Notices) the address for Lessee is deleted and replaced with:

Li-Cycle North America Hub, Inc.
            c/o Li-Cycle Holdings Corp.
            207 Queen’s Quay West, Suite 590
            Toronto, Ontario M5J 1A7
            Canada
            Attention: General Counsel

(j)In Section 20 (Easements and Signage) the last sentence is deleted in its entirety and replaced with the following:

“Any easement, right-of-way, or other right or interest granted to Lessee pursuant to this Section 20 shall either: (i) in the instance that the Lease Term expires or the Lease is otherwise terminated, revert to the ownership and benefit of the Lessor; or (ii) in the instance that Lessee, or its successors or assigns, exercises the Option to Purchase, continue to exist in perpetuity.”

(k)In Section 39 (Limited Conditions Period; Conditions to Lessee’s Right to Terminate) the following new sentence shall be inserted at the end of the last paragraph:

            “Notwithstanding the foregoing, at any point in time during the Conditions Period, Lessee may elect, in its sole discretion, to: (i) deem any or all of the Conditions satisfied; or (ii) waive the requirement that any or all of the Conditions be satisfied.”
2.Defined Terms; Conflict. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and the terms and conditions of the Lease, the terms, conditions and provisions of this Amendment shall prevail.
3.No Further Amendment. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.
4.Confirmation. Lessee and Lessor represent and warrant that: (a) no defenses or offsets exist to the enforcement of the Lease and there are no unresolved or pending disputes or claims between Lessor and Lessee with respect to the Lease or the Premises; and (b) neither Lessee nor Lessor is in default in the performance of the Lease; and Lessor hereby acknowledges receipt of Lessee’s required insurance for Lessee’s Activities pursuant to Section 1(C) of the Lease; and (d) Lessor waives any Default and/or any right to terminate the Lease on account of any non-compliance by Lessee with Section 1(C) of the Lease prior to the Effective Date.

5.Entire Agreement. This Amendment sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. Neither this Amendment nor the Lease may be amended or rescinded in any manner except by an instrument in writing signed by a duly authorized officer or representative of each party hereto. This Amendment shall control over any conflicting terms of the Lease. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations or warranties with respect to the subject matter of this Amendment except as expressly set forth herein. Each of the schedules or exhibits referred to herein (if any), is incorporated herein as if fully set forth in this Amendment. If any of the provision of this Amendment is found to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be stricken and the remainder of this Amendment shall nonetheless remain in full force and effect unless striking such provision shall materially alter the intention of the parties. No waiver of any right under this Amendment shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Amendment.
6.Authority. Each person signing this Amendment on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Amendment, and that this Amendment will thereby become binding upon Lessor and Lessee, respectively.
7.Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.
8.Exhibits. Exhibits A, A-1, and A-2 are attached to and made a part of this Amendment.
9.Memorandum of Amendment. Simultaneously with the execution of this Amendment, Lessor and Lessee shall execute and record in the Monroe County Clerk’s Office a Memorandum of this Amendment.
[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

    Lessor:

RIDGEWAY PROPERTIES I, LLC,
a New York limited liability company

By: /s/ Edward Brillante____________________________
    Name: Edward Brillante
    Title: President

Lessee:

LI-CYCLE NORTH AMERICA HUB, INC.,
a Delaware corporation

By: /s/ Christopher J. Biederman____________________________
    Name: Christopher J. Biederman
    Title: CTO

Exhibit A

Map of Premises

LOT 4
LI-CYCLE AT LIDESTRI SUBDIVISION
AREA TO ROW:
271,362± SQ. FT.
OR 6.230± ACRES
LOT 1
LI-CYCLE AT LIDESTRI SUBDIVISION
AREA TO ROW:
1,080,060± SQ. FT.
OR 24.795± ACRES
LOT AR-3A2
LIBER 358 OF MAPS PAGE 82
AREA TO ROW:
3,843,713± SQ. FT.
AKA 90.535± ACRES
LOT 3
LI-CYCLE AT LIDESTRI SUBDIVISION
AREA TO ROW:
2,064,588± SQ. FT.
OR 47.396± ACRES
BUILDING 822
LOT R-3B
LIBER 340 OF MAPS PAGE 84 & 85
LOT AREA:
1,009,305 SQ. FT. OR 23.170 ACRES±
LOT AR-3A1
LIBER 358 OF MAPS PAGE 82
AREA INCLUDING LEASE PARCEL:
1,330,658± SQ. FT.
AKA 30.555± ACRES
AREA EXCLUDING LEASE PARCEL:
1,281,390± SQ. FT.
AKA 29.938± ACRES
LOT 2
LI-CYCLE AT LIDESTRI SUBDIVISION
AREA INCLUDING LEASE PARCEL:
1,858,399± SQ. FT.
OR 42.663± ACRES
AREA EXCLUDING LEASE PARCEL:
1,768,678± SQ. FT.
OR 41.066± ACRES
BLDG. 311
1" = 100'
Passero Associates
LI-CYCLE NORTH AMERICAN HUB, INC.
ROCHESTER, NY
LI-CYCLE AT LIDESTRI SUBDIVISION
BEING A RESUBDIVISION OF LOT AR-3A1 AND LOT AR-3A2 OF THE KPB RESUBDIVISION FILED IN LIBER 358 OF MAPS, PAGE 82
20101073.0042
SUB-1
1 of 1
1" = 100'
2022 Feb 1

Exhibit A-1

Legal Description for the Land

ALL THAT TRACT OR PARCEL OF LAND, situated in the Town of Greece, County of Monroe, and State of New York, being and described as Lot 2 of the Li-Cycle at Lidestri Subdivision Being a Resubdivision of Lot AR-3A1 and Lot AR-3A2 of the KPS Resubdivision Filed in Liber 356 of Maps, Page 62, as shown on a map filed in the Monroe County Cleerk’s Office on March 25, 2022 in Liber 364 of Maps, Page 91.

Said Lot 2 is located southerly of McLaughlin Road a/k/a McLoughlin Road, and is of the size and dimensions shown on said map.
Together with the benefits of an easement over McLaughlin Road for ingress and egress to Ridgeway Avenue to and from the insured premises as granted in an Access Easement Agreement by and between Ridgway Properties 1, LLC and Li-Cycle North America Hub, Inc. dated March 18, 2022 and recorded March 21, 2022 in the Monroe County Clerk’s Office in Liber 12638 of Deeds at page 634 and more particularly described as follows:
All that tract or parcel of land situated in part of Lot 80 and 89 of the 20,000 Acre Tract, Town of Greece, County of Monroe and State of New York and being more particularly as follows: ALL THAT TRACT OR PARCEL OF LAND SITUATED IN PART OF LOT 80 AND 89 OF THE 20,000 ACRE TRACT, TOWN OF GREECE, COUNTY OF MONROE AND STATE OF NEW YORK AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE PARCEL OF LAND DESIGNATED AS "LOT R-3B" ON A MAP ENTITLED "KPS RE-SUBDIVISION BEING A RESUBDIVISION OF LOT 3 OF LIBER 333 OF MAPS, PAGE 3" AS FILED IN THE
MONROE COUNTY CLERK'S OFFICE IN LIBER 340 OF MAPS, PAGE 54: THENCE,

1.N00°14'00" E A DISTANCE OF 1,081.24 FEET TO A POINT OF CURVATURE; THENCE,

2.NORTHWESTERLY ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 1,202.50 FEET, A DELTA ANGLE OF 20°00'00", A DISTANCE OF 419.75 FEET TO A POINT OF TANGENCY; THENCE,

3.N19°46'00"W A DISTANCE OF 317.92 FEET TO A POINT ON THE SOUTHERLY RIGHT OF WAY OF RIDGEWAY AVENUE (66 FOOT R.O.W.); THENCE,

4.N81°57'44"E ALONG THE SOUTHERLY RIGHT OF WAY OF RIDGEWAY AVENUE A DISTANCE OF 51.07 FEET; THENCE,

5.S19°46'00"E A DISTANCE OF 307.54 FEET TO A POINT OF CURVATURE; THENCE,

6.SOUTHEASTERLY ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1,252.50 FEET, A DELTA ANGLE OF 20°00'00", A DISTANCE OF 437.21 FEET

TO A POINT OF TANGENCY; THENCE,

7.S00°14'00"W A DISTANCE OF 631.86 FEET TO A POINT; THENCE,

8.S45°06'16"E A DISTANCE OF 92.65 FEET TO A POINT; THENCE,

9.N89°53'28"E A DISTANCE OF 93.38 FEET TO A POINT; THENCE,

10.S30°07'19"E A DISTANCE OF 107.23 FEET TO A POINT; THENCE,

11.S09°09'39"W A DISTANCE OF 295.87 FEET TO A POINT; THENCE,

12.N89°46'00"W A DISTANCE OF 217.55 FEET TO THE POINT OF BEGINNING.

Also, together with the benefits of an easement for ingress and egress over Kodak Park Road (Private Road) to and from the insured premises as granted in an Access Easement Agreement by and between Ridgeway Properties I, LLC and Li-Cycle North America Hub, Inc. dated _____, 2022 and recorded _____, 2022 in the Monroe County Clerk’s Office in Liber___ of Deeds, Page___ and more particularly described as follows:

ALL THAT TRACT OR PARCEL OF LAND SITUATED IN PART OF LOT 80 AND 89 OF THE 20,000 ACRE TRACT, TOWN OF GREECE, COUNTY OF MONROE AND STATE OF NEW YORK AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHERLY RIGHT OF WAY OF RIDGEWAY AVENUE THAT POINT BEING THE NORTHWEST CORNER OF THE PARCEL OF LAND DESIGNATED AS "LOT 4" ON A MAP ENTITLED "LI-CYCLE AT LIDESTRI SUBDIVISION BEING A RESUBDIVISION OF LOT AR-3A1 AND LOT AR-3A2 OF THE KPS RESUBDIVISION FILED IN LIBER 356 OF MAPS, PAGE 62" AS FILED IN THE MONROE COUNTY CLERK'S OFFICE IN LIBER 364 OF MAPS, PAGE 91; THENCE,
1.N72°19'54" E ALONG THE AFORE MENTIONED RIGHT OF WAY A DISTANCE OF 142.23 FEET TO A POINT; THENCE,

2.S00°14'00"W A DISTANCE OF 2,305.04 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT 4; THENCE, THE FOLLOWING 9 COURSES ALONG THE SOUTH AND WESTERLY PERIMETER OF SAID LOT 4:

1.N90°00'00"W A DISTANCE OF 100.69 FEET TO A POINT; THENCE,
2. N00°22'40"E A DISTANCE OF 308.70 FEET TO A POINT; THENCE,

3. N00°12'53"E A DISTANCE OF 296.59 FEET TO A POINT; THENCE,

4. N89°57'18"W A DISTANCE OF 18.80 FEET TO A POINT; THENCE,

5. N00°20'45"E A DISTANCE OF 534.99 FEET TO A POINT; THENCE,

6. N00°25'30"E A DISTANCE OF 325.77 FEET TO A POINT; THENCE,

7. N08°13'59"W A DISTANCE OF 109.13 FEET TO A POINT; THENCE,

8. N02°05'19"W A DISTANCE OF 77.43 FEET TO A POINT; THENCE,

9. N00°16'54"E A DISTANCE OF 610.44 FEET TO THE POINT OF BEGINNING.

Exhibit A-2

Lessee’s Agreements

1.Easement for use of McLaughlin Road for ingress and egress, including the right to extend, improve, and maintain the roadway.

2.Easement for connection to Monroe County Pure Waters sanitary sewer (and potentially Monroe County Water Authority’s Water line) along the road to the south of the Land’s south boundary.

3.Easement to connect to RED Rochester utilities in the pipe racks running along Kodak Park Road off the west side of the Warehouse Parcel and the Land.

4.Easement for emergency access by Fire/Police/EMS to and from Kodak Park Road to the west and south of the Hub parcel should the main gate from McLaughlin Road become blocked during an emergency.

5.Easement through or under RED Rochester’s pipe racks for an access road connecting the Land to Kodak Park Road.

6.Agreement with Lessor providing for Lessor to make improvements to McLaughlin Road to facility right and left turns onto Ridgeway Avenue, including obtaining necessary governmental approvals.

7.Agreement with Eastman Kodak Company and/or LiDestri Food Company for necessary and sufficient rail service, including for hauling, staging, loading, and unloading cars of black mass concentrate, chemical reagents (chemical raw materials), and products.

8.Easement for stormwater drainage from the Land onto Lessor’s adjoining land into Lessor’s Detention Ponds, including an agreement by Lessor to maintain all stormwater ponds, ditches and conveyances at their current capacity.

9.Easement for the construction, operation, and use of a truck loop and security building (guard shack) located off of McLaughlin Road, across from B502 parcel, as more specifically located in the sketch below: